Exhibit 10.2

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY APPLICABLE JURISDICTION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: August 12, 2025

$4,200,000

SENIOR NOTE DUE 2025

THIS SENIOR NOTE is a duly authorized and validly issued Senior Note of Nvni Group Limited (the “Company”), a Cayman Islands exempted company, having its registered office at P.O. Box 10008, Pavilion East, Cricket Square, Grand Cayman, Cayman Islands KY1-1001, and designated as its Senior Note due 2025 (this “Note”). This Note is one of several Notes being issued to the Holder pursuant to that certain Securities Purchase Agreement dated as of the date hereof, by and between the Company and the parties thereto as “Buyers” (such Notes, including this Note, collectively, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to [*] (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $4,200,000 and all of the Company’s other obligations hereunder on the Maturity Date (as defined below). This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof, (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not stayed or dismissed within 30 days after commencement, (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Subsidiary thereof suffers any appointment of any custodian, receiver or the like for it or any material part of its property that is not discharged or stayed within 30 calendar days after such appointment, (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Subsidiary thereof admits orally or in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or the Cayman Islands are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Change of Control Transaction” means the occurrence after the Original Issue Date of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of shares in the capital of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of exchange or exercise of the Note), (b) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, control over the management or policies of the Company or control over the equity interests of such Person entitled to vote for members of the Board of Directors of the Company on a fully-diluted basis (and taking into account all such voting power that such Person or group has the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such equity interests, (c) the Company (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person or (d) a replacement at one time of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Original Issue Date).

“Contingent Acquisition Consideration” means any seller note, earn-out obligation, or similar deferred obligation of the Company or any of its Subsidiaries incurred or created in connection with a Permitted Acquisition.

“Disqualified Stock” shall mean, with respect to any person, any equity interest of such person that, by its terms (or by the terms of any security or other equity interests into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a Change of Control Transaction subject to the prior repayment in full of this Note), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other equity interests that would constitute Disqualified Stock, in each case, prior to the date that is 91 days after the Maturity Date.

“Dollars” or “$” shall mean the lawful currency of the United States of America.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Indebtedness” of a Person shall include (a) all obligations for borrowed money or the deferred purchase price of property or services including without limitation, merchant cash advances and Contingent Acquisition Consideration (excluding trade credit and trade accounts payable incurred in the ordinary course of business that do not exceed $350,000 in the aggregate), (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, surety bonds, bankers acceptances, currency swap agreements, interest rate hedging agreements, interest rate swaps or other financial products, (c) all capital lease obligations (as determined in accordance with IFRS), (d) all obligations or liabilities secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed by such Person, (e) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of such Person (excluding trade credit and trade accounts payable incurred in the ordinary course of business), (f) Disqualified Stock, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other Person.

“Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (including by merger) of equity interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitutes a business unit or all or a substantial part of the business of, such Person.

“Liens” means any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries.

“Maturity Date” means the earlier of (x) November 11, 2025 and (y) the date on which the closing of a Placement in which the Lead Investor is a participant occurs.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Note Register” shall have the meaning set forth in Section 3(c).

“Ordinary Shares” means the ordinary shares of the Company with a par value of $0.00001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Outstanding Value” means, as of any time of determination, the outstanding principal amount of this Note. plus accrued and unpaid interest, amounts which may become due hereunder, and other amounts owed pursuant to the Transaction Documents in each case, as of such time of determination.

“Permitted Acquisition” means the acquisition by the Company or any Subsidiary or another Person or all or substantially all of the assets of another Person (or any business unit thereof); provided that (a) upon consummation of such acquisition, the newly acquired (or continuing or surviving) Person executes such joinder documentation as reasonably requested by the Holder, (b) no Event of Default has occurred and is continuing at the time of the consummation of such Permitted Acquisition and the consummation of such Permitted Acquisition would not result in the occurrence of an Event of Default, (c) any obligations to pay Contingent Acquisition Consideration shall be unsecured and shall have been subordinated to the obligations of the Company and its Subsidiaries under this Note and the other Transaction Documents pursuant to a Subordination Agreement and (d) the Holder shall be granted a first priority lien on the assets of the acquired Person and (e) the Company and its Subsidiaries do not incur Indebtedness (other than Permitted Indebtedness) or become subject to liens (other than Permitted Liens) as a result of such transactions.

“Permitted Indebtedness” means (a) the Indebtedness evidenced by the Note, (b) the Indebtedness existing on the Original Issue Date set forth in the SEC Reports, (c) unsecured Indebtedness incurred in the ordinary course of business and not exceeding Five Million Dollars ($5,000,000) in the aggregate at any time outstanding provided that such unsecured Indebtedness shall have been subordinated to the obligations of the Company and its Subsidiaries under this Note and the other Transaction Documents pursuant to a Subordination Agreement, (d) Indebtedness arising in connection with the endorsement of instruments or other payment items for deposit in the ordinary course of business consistent with past practice, (e) Indebtedness incurred in the ordinary course of business in respect of credit cards in an amount not to exceed $50,000 at any one time in the aggregate, and (f) Contingent Acquisition Consideration provided such Contingent Acquisition Consideration shall be unsecured and shall have been subordinated to the obligations of the Company and its Subsidiaries under this Note and the other Transaction Documents pursuant to a Subordination Agreement.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens in favor of Holder, (b) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with IFRS, (c) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (d) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (e) Liens incurred in connection with Permitted Indebtedness under clause (a) thereunder, (f) Liens existing on the Original Issue Date, (g) Liens on amounts deposited to secure the Company’s and its Subsidiaries’ obligations in connection with worker’s compensation or other unemployment insurance, and (h) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness. Notwithstanding anything contained herein to the contrary in no event shall the aggregate amount of all Permitted Liens exceed $350,000 at any time outstanding.

“Principal Market” means The Nasdaq Capital Market.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of August 12, 2025 among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Revenue” means the Company’s and its Subsidiaries’ consolidated revenue (as determined in accordance with IFRS). As of any applicable date of determination, Revenue shall be converted into U.S. Dollars using the Brazilian Real spot rate as reported by Bloomberg (BRL:CUR) at 9:00 a.m. (New York City time) on the date in question.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subordination Agreement” means any subordination agreement in form and substance satisfactory to Holder entered into from time to time with respect to Subordinated Indebtedness.

“Subordinated Indebtedness” means Indebtedness on terms and to holders satisfactory to Holder and incurred by the Company or its Subsidiaries that is subordinated in writing to all of the obligations of the Company and its Subsidiaries under this Note and the other Transaction Documents, pursuant to a Subordination Agreement.

“Subsidiary” means, as of any date of determination, any Person in which the Company, directly or indirectly, (i) owns or acquires any of the outstanding issued share capital or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person.

“Tax” shall have the meaning set forth in Section 11.

“Tax Deduction” shall have the meaning set forth in Section 11.

“Trading Day” means a day on which a Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

Section 2. Payments.

a) Interest. Other than upon an Event of Default pursuant to Section 8(b), this Note shall not bear interest.

b) Intentionally Omitted.

c) Repayment. The entire Outstanding Value shall be due and payable in full on the Maturity Date.

d) No Pre-Payment by Company. The Company may prepay all of the Outstanding Value of this Note prior to the Maturity Date without premium or penalty.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered in the registration and transfer records of the Company (the “Note Register”) as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Intentionally Omitted.

Section 5. Intentionally Omitted.

Section 6. Intentionally Omitted.

Section 7. Covenants. As long as any portion of this Note remains outstanding:

a) Other than Permitted Indebtedness, except with the prior written consent of the Holder, the Company shall not and shall cause its of its Subsidiaries to not enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness of any kind, including, but not limited to, a guarantee of Indebtedness of any other Person, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) Other than Permitted Liens, the Company shall not and shall cause each of its Subsidiaries to not enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) Other than a Permitted Acquisition, the Company shall not acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the equity interests, property, assets or business of another Person or any property or assets of a Person that would constitute a division or standalone business unit of such Person.

d) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Note) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness. Notwithstanding the foregoing, the Company and its Subsidiaries may, subject to the terms of any Subordination Agreements, make regularly scheduled payments of principal and interest with respect to Permitted Indebtedness, provided that when such payment is due or is otherwise made or, after giving effect to such payment, (i) no Event of Default has occurred and is continuing, (ii) no event that with the passage of time, the giving of notice, or both would constitute an Event of Default has occurred and is continuing and (iii) no Event of Default would reasonably be expected to result from the making of such payment;

e) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem or repurchase any Ordinary Shares or other equity securities or declare or pay any cash dividend or distribution out of its capital;

f) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales of inventory and product in the ordinary course of business and (ii) other dispositions of tangible assets not exceeding $5,000,000 in the aggregate, provided that, at the sole option of the Holder, the proceeds from such disposition pursuant to this subsection (ii) are used to prepay the Outstanding Value of the Note without premium or penalty;

g) The Company shall not enter into any new material line of business, directly or indirectly, except for those businesses (i) in which the Company is engaged on the date of this Note or that are reasonably related thereto, (ii) that are ancillary to the existing businesses of the Company or (iii) that are related to a Permitted Acquisition;

h) The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary;

i) The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder;

j) The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect;

k) The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated (including, without limitation, and for the avoidance of doubt, at least $2,000,000 in director’s and officer’s insurance);

l) The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with IFRS;

m) The Company shall not and shall cause each of its Subsidiaries to not enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

n) The Company shall and shall cause each of its Subsidiaries to comply with all laws applicable to it and its business and its obligations under its contracts and agreements, in each case, in all material respects and (b) maintain in effect and enforce policies and procedures reasonably designed to achieve compliance in all material respects by the Company and its directors, officers, employees and agents with anti-corruption laws, anti-terrorism laws, and applicable sanctions;

o) Intentionally Omitted;

p) Mr. Pierre Schurmann (“Schurmann”) shall at all times prior to the Maturity Date remain as Chief Executive Officer of the Company; provided that Schurmann may be replaced as Chief Executive Officer if (x) a replacement reasonably satisfactory to the Holder is employed as such within 60 days of such change and (y) Schurmann has a position as Chairman of the Board of Directors.

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.	any default in the payment of all or any part of the Outstanding Value, including, without limitation, principal, interest, in each case, as and when the same shall become due and payable in accordance with the terms of this Note;

ii.	the Company shall fail to observe or perform any other covenant or agreement contained in the Note or in any Transaction Document, which failure is not cured, if possible to cure, within the specified cure period and if not specified, the earlier to occur of 5 Business Days after (A) notice of such failure sent by a Holder to the Company and (B) the Company has become or should have become aware of such failure;

iii.	any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

iv.	the Company or any Subsidiary shall be subject to a Bankruptcy Event;

v.	the Company or any Subsidiary shall default on any of its obligations under any Indebtedness, that (a) involves an obligation greater than $350,000, whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vi.	any Material Adverse Effect occurs;

vii.	a Change of Control Transaction;

viii.	the suspension from trading or the failure of the Ordinary Shares to be listed on a Trading Market for a period of 5 consecutive Trading Days or (y) the threatened failure of the Ordinary Shares to be listed on a Trading Market if such failure is not cured 90 Trading Days prior to the deadline set by such Trading Market.

b)  Remedies Upon Event of Default. Upon the occurrence of any Event of Default and until 30 Business Days after such Event of Default is cured (the “Event of Default Redemption Right Period”) , this Note shall become, at the Required Holders’ election, immediately due and payable in cash at the Outstanding Value of this Note to be redeemed multiplied by (B) 120% (the “Event of Default Redemption Amount”); provided that such acceleration shall be automatic, without any notice or other action of the Required Holders required, in respect of an Event of Default occurring pursuant to clause (iv) of Section 8(a). Commencing on the occurrence and continuance of any Event of Default, the interest rate on the Outstanding Value of this Note shall be the greater of 18% and the maximum amount allowed by law. Interest shall accrue daily from the occurrence of an Event of Default and shall cease upon the cure of such same and shall be calculated based on a 360-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest hereunder will be paid to the Person in whose name this Note is registered in the Note Register. Upon the payment in full of the amount owing set forth above, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Required Holders need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Required Holders may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Required Holders at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

c) Notice. Upon the occurrence of an Event of Default with respect to this Note, the Company shall within one (1) Business Day deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) to the Holder.

Section 9  Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, shall be in writing and delivered personally, by email attachment, or sent by an internationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a).  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email attachment, or sent by an internationally recognized overnight courier service addressed to each Holder at the email address or address of the Holder appearing on the books of the Company, or if no such email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by internationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Company or the Required Holders of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Required Holders to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Required Holders must be in writing.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note. Sections 8 and 19(3) of the Electronic Transactions Act (as revised) of the Cayman Islands shall not apply to this Note.

h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

j) Intentionally Omitted.

k) Intentionally Omitted.

l) Amendments; Waivers. Except as otherwise expressly set forth in the Transaction Documents, no provision of the Transaction Documents may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Required Holders, which waiver, modification, supplementation or amendment shall be binding on all of the Holders and their successors and assigns. No waiver of any default with respect to any provision, condition or requirement of the Transaction Documents shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 10. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, in the event that the Company believes that such notice contains material, non-public information relating to the Company or its Subsidiaries, the Company shall so indicate in such notice that it contains material, non-public information relating to the Company or its Subsidiaries and, simultaneously with the delivery of such notice to the Holder, the Company shall publicly disclose the contents of such notice in a Current Report on Form 6-K filed with the Commission. If the Company does not indicate to the Holder with delivery of such notice that it contains material, non-public information relating to the Company or its Subsidiaries, the Holder shall be allowed to presume that all matters set forth in such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

Section 11. Certain Tax Matters. All payments to be made by the Company under this Note (whether in cash or on Ordinary Shares) shall be made without any Tax Deduction (as defined below) unless a Tax Deduction is required by law. The Company shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Holder accordingly. If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company under this Note shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due under this Note if no Tax Deduction had been required. If the Company is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. Within thirty 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Company shall deliver to the Holder evidence reasonably satisfactory to the Holder that the Tax Deduction has been made and that any appropriate payment has been paid to the relevant taxing authority. For greater certainty, (i) this Section 11 applies to all payments, whether in the form of cash, Ordinary Shares or otherwise, made under this Note, and (ii) the Company is obligated to indemnify the Holder pursuant to this Section 11 in the event that a Tax Deduction is required in respect of any payment to be made to the Holder under this Note and the company and/or its subsidiaries fail to comply with this Section 11. For purposes of this Section 11, “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) and “Tax Deduction” means any deduction or withholding for or on account of any Tax.

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(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

NVNI GROUP LIMITED

By:
Name:	Pierre Schurmann
Title:	Chief Executive Officer